Filed pursuant to Rule 424(b)(3)

Registration No. 333-280990

HASHDEX NASDAQ CME CRYPTO INDEX ETF

SUPPLEMENT NO. 3 DATED SEPTEMBER 22, 2026

TO THE PROSPECTUS DATED MAY 15, 2026

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Hashdex Nasdaq CME Crypto Index ETF (the “Trust”), dated May 15, 2026 (the “Prospectus”). Each of the Prospectus and this Supplement form a part of our Registration Statement on Form S-1 (Registration No. 333-280990) declared effective by the Securities and Exchange Commission (the “SEC”) on May 15, 2026 (as amended, the “Registration Statement”).

The purpose of this Supplement is to update certain information contained in the Registration Statement and Prospectus under the section titled “The Trust’s Service Providers – Sponsor – Key Personnel.”

Except as otherwise set forth below, the information set forth in the Registration Statement and Prospectus remains unchanged. All paragraph and section references used herein refer to the Registration Statement and Prospectus before any deletions resulting from the revised disclosure, and capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement and Prospectus.

The information set forth below serves as a supplement to the Prospectus. Except as described herein, the information provided in the Registration Statement and Prospectus continues to apply. To the extent this Supplement differs from or updates information in the Registration Statement or Prospectus, you should rely on the information contained in this Supplement. The Registration Statement and Prospectus contain important additional information. This Supplement should be read in conjunction with the Registration Statement and Prospectus.

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The last paragraph of the section titled “The Trust’s Service Providers – Sponsor – Key Personnel” is deleted.